Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Quarterly Report of A. M. Castle & Co. (the "Company") on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven W. Scheinkman, President and Chief Executive Officer (Principal Executive Officer) and Patrick R. Anderson, Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ Steven W. Scheinkman
Steven W. Scheinkman
President and Chief Executive Officer
November 14, 2017

/s/ Patrick R. Anderson
Patrick R. Anderson
Executive Vice President, Chief Financial Officer & Treasurer
November 14, 2017
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification shall also not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.